UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Colorow Drive

Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Convertible Notes

On August 7, 2007, NPS Pharmaceuticals, Inc. (the “Company”) issued $50 million aggregate principal amount of 5.75% Convertible Notes (the “5.75% Notes”) due August 7, 2014. The 5.75% Notes were issued in a private placement to certain funds managed by Visium Asset Management, LLC and Balyasny Asset Management LP in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under the Securities Act. The Company received net proceeds from the issuance of the 5.75% Notes of approximately $49.4 million, after deducting costs associated with the offering.

The 5.75% Notes were sold pursuant to a Securities Purchase Agreement, dated as of August 7, 2007, by and between the Company and the investors. The Securities Purchase Agreement contains representations and warranties, covenants and conditions customary for a transaction of this nature. Interest on the 5.75% Notes will be payable quarterly in arrears on the first day of the succeeding calendar quarter commencing January 1, 2008. The holders of the 5.75% Notes may convert the notes into the Company’s common stock at any time on or before August 7, 2014 at a conversion rate equal to approximately $5.44 per share, subject to adjustment in certain customary events. On or after August 2, 2012, the Company may redeem any or all of the 5.75% Notes at a redemption price of 100% of their principal amount, plus accrued and unpaid interest to the day preceding the redemption date. The 5.75% Notes will be unsecured debt obligations of the Company and will rank equally in right of payment with all existing and future unsecured indebtedness of the Company. The 5.75% Notes provide for customary events of default, including payment defaults, breaches of covenants and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the principal amount of the 5.75% Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable.

In connection with the issuance and sale of the 5.75% Notes, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated August 7, 2007, between the Company and Visium. Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) covering resales of the common stock issuable upon conversion of the 5.75% Notes. Under the Registration Rights Agreement, the Company has agreed to (i) file a registration statement with the SEC as soon as practicable, but no later than 45 days of the closing, (ii) use its reasonable best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than 120 days after closing, and (iii) keep the registration statement effective until the earlier of (a) the date as of which holders may sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act or (b) the date on which holders shall have sold all of the securities covered by the registration statement. If the Company fails to comply with these covenants, it will be required to pay certain liquidated damages to holders of the securities until it is again in compliance with these covenants.

The foregoing is a summary of the material terms of the Securities Purchase Agreement, 5.75% Notes and Registration Rights Agreement. This summary does not purport to be complete, and is qualified by reference to each of the foregoing agreements, which will be filed as exhibits to the periodic reports we file with the SEC.

Secured Class B Notes

On August 7, 2007, the Company’s wholly owned subsidiary, Cinacalcet Royalty Sub LLC (“Royalty Sub”), issued $100 million of its Cinacalcet PhaRMASM Secured 15.5% Class B Notes due 2017 (the “Class B Notes”). The Class B Notes are non-recourse to NPS and are secured by certain royalty rights (the “Royalty Rights”) owned by Royalty Sub which arise under the Development and License Agreement (the “License Agreement”) dated March 18, 1996 between the Company and Amgen Inc. (“Amgen”) for certain compounds that interact with calcium receptors on parathyroid cells, including the Company’s patented compound cinacalcet HCl. The Class B Notes were offered to qualified institutional buyers in reliance on Section 4(2) of the Securities Act and outside the United States in reliance on Regulation S promulgated under the Securities Act. The Company received net proceeds from the issuance of the Class B Notes of approximately $97.0 million, after deducting costs associated with the offering.

The Class B Notes were issued pursuant to a Fifth Supplemental Indenture (the “Supplemental Indenture”), dated as of August 7, 2007, by and between Royalty Sub as Issuer and U.S. Bank National Association (“U.S. Bank”) as Trustee, supplemental to the Indenture, dated as of December 22, 2004 (the “Original Indenture”), as amended and supplemented, between Royalty Sub and U.S. Bank. The Class B Notes bear annual interest of 15.5%, which will accrue from the date of issue, and will be payable quarterly in arrears commencing September 30, 2007. The payment of cash interest and principal on the Class B Notes is subject to the prior payment in full of the Cinacalcet PhaRMASM Secured 8.0% Class A Notes (the “Class A Notes”) under the Original Indenture. Prior to repayment in full of the Class A Notes, interest on the Class B Notes will be paid in kind through the issuance of notes (the “PIK Notes”) which will be part of the same class and have the same terms and rights as the Class B Notes, except that interest on the PIK Notes will begin to accrue from the date that such PIK Notes are issued. The royalties and other payments Royalty Sub receives from Amgen pursuant to the Royalty Rights are the sole source of payment of principal and interest on the Class B Notes. The Class B Notes are secured by a pledge by Royalty Sub of the Royalty Rights and substantially all of its other assets.

The final maturity date for the Class B Notes will be March 30, 2017. The Class B Notes may be redeemed at the option of Royalty Sub only on a Payment Date specified by Royalty Sub as provided below, (i) in whole but not in part, out of proceeds of any refinancing notes not used to redeem Class A Notes or another class of notes issued under the Indenture or (ii) in whole or in part, out of amounts available in the redemption account established for such purpose, if any, including capital contributions for such purpose or the proceeds of any Class C Notes, in each case, upon payment of the redemption price of the Class B Notes to be redeemed (the “Redemption Price”), together with accrued and unpaid interest through the date of redemption date.

The Redemption Price will be calculated as follows. Any proceeds from one or more dispositions of assets of NPS that are not related to the Royalty Rights, the related licensed technology or the equity interests in Royalty Sub and that are deposited from time to time by NPS as a capital contribution for transfer into the redemption account established for such purpose may be used to redeem the Class B Notes at a Redemption Price of 103% of the outstanding principal balance of the Class B Notes being redeemed; provided, that such Redemption Price shall only apply to the first $25,000,000 of the Class B Notes so redeemed and shall only apply to redemptions prior to September 30, 2011 (each, an “Asset Disposition Redemption”). If a redemption of the Class B Notes occurs on a payment date prior to September 30, 2009, to the extent that such redemption is not an Asset Disposition Redemption, the Redemption Price will be equal to the greater of (x) the outstanding principal balance of the Class B Notes being redeemed and (y) the present value, discounted at the rate on U.S. Treasury obligations with a comparable yield to maturity to the remaining weighted average life of the Class B Notes plus 1.00%, of the principal payment amounts and interest at the rate applicable to the Class B Notes on the outstanding principal balance of the Class B Notes. If a redemption of the Class B Notes occurs on a payment date on or after September 30, 2009, to the extent that such redemption is not an Asset Disposition Redemption, the Redemption Price will be equal to the percentage of the outstanding principal balance of the Class B Notes being redeemed specified below for the period in which the redemption occurs:

Payment Dates Between Indicated Dates	Redemption Percentage

From September 30, 2009 to and including June 30, 2010	107.750%

From September 30, 2010 to and including June 30, 2011	103.875%

From September 30, 2011 and thereafter	100.000%

The Supplemental Indenture includes other customary provisions, including representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, events of default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typically addressed in similar indentures.

The foregoing is a summary of the material terms of the Indenture. This summary does not purport to be complete, and is qualified by reference to the entire Supplemental Indenture, which will be filed as an exhibit to the periodic reports we file with the SEC.

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” On August 7, 2007, we issued a press release announcing our operating results for the second quarter of 2007. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 under the caption “Convertible Notes” and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The disclosure required by this item is included in Item 1.01 under the caption “Convertible Notes” and is incorporated herein by reference.

Item 8.01	Other Events.

On August 7, 2007, NPS Pharmaceuticals issued the press releases attached to this report as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, the contents of which are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated August 7, 2007

99.2	Press Release dated August 7, 2007 announcing $100 Million Series B Note Offering

99.3	Press Release dated August 7, 2007 announcing $50 Million Convertible Note Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ VAL R. ANTCZAK
Val R. Antczak General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Press Release dated August 7, 2007

99.2	Press Release dated August 7, 2007 announcing $100 Million Series B Note Offering

99.3	Press Release dated August 7, 2007 announcing $50 Million Convertible Note Sale